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                                                                 Exhibit 10.2.46

                                  DAVID C. BUPP
                               5747 RUSHWOOD DRIVE
                               DUBLIN, OHIO 43017


                                February 16, 1999



Paramount Capital Asset Management, Inc.
Attn: Lindsay A. Rosenwald, M.D.
Chairman
787 Seventh Avenue
New York NY  10019

RE: PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT) DATED AS OF FEBRUARY 16, 1999 BY AND AMONG NEOPROBE CORPORATION, A DELAWARE CORPORATION (THE "COMPANY") AND THE PURCHASERS LISTED ON EXHIBIT A TO THE PURCHASE AGREEMENT (THE "PURCHASERS").

Dear Dr. Rosenwald:

     Reference is made to the Employment Agreement dated as of January 1, 1998 between the Company and me (the "Employment Agreement"). In order to induce the Purchasers to enter into the Purchase Agreement and to purchase the 5% Series B Convertible Preferred Stock (the "Preferred Stock") issuable thereunder, which I hereby acknowledge is a direct and material benefit to me, I hereby waive and relinquish any claim that I am entitled to receive a severance payment under the first sentence in paragraph H of Section 3 of the Employment Agreement solely by reason of the issuance of the Preferred Stock or the warrants issued to the Purchasers thereof, or to Paramount Capital, Inc. pursuant to the Purchase Agreement (the "Warrants") or the conversion of the Preferred Stock into the Company's Common Stock or the exercise of the Warrants to purchase Common Stock or Preferred Stock by the persons who acquired the Preferred Stock and the Warrants, pursuant to the Purchase Agreement.

                                                     Very truly yours,

                                                     /s/ David C. Bupp

                                                     David C. Bupp